Exhibit 99.1

6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
NEWS RELEASE
CONTACT: Kim Duncan Vice President, Investor Relations ir@cooperco.com

THE COOPER COMPANIES ACQUIRES WALLACE FROM SMITHS MEDICAL

PLEASANTON, Calif., November 6, 2016 – The Cooper Companies, Inc. (NYSE: COO) today announced that CooperSurgical has acquired Wallace, the in-vitro fertilization (IVF) segment of Smiths Medical, a division of Smiths Group plc, for a purchase price of approximately $168 million subject to customary closing adjustments. Wallace reported sales of approximately $29 million in the last twelve months. Excluding non-recurring items and deal-related amortization, the transaction is expected to be approximately $0.10 accretive to earnings per share in fiscal 2017.

Commenting on the transaction, Robert S. Weiss, Cooper’s president and chief executive officer said, “This acquisition is a great strategic fit with our existing IVF portfolio as Wallace brings the gold standard of embryo transfer catheters along with several other premier products such as oocyte retrieval needles. The addition of these products further strengthens our IVF portfolio which is sold into fertility clinics worldwide.”

About The Cooper Companies

The Cooper Companies, Inc. (“Cooper”) is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has approximately 10,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

About CooperSurgical

For more than 25 years, CooperSurgical has been a leader in manufacturing and marketing a wide range of trusted and innovative brands that have assisted clinicians in advancing the standard of health care for women worldwide. Through an aggressive growth and diversification strategy, CooperSurgical has evolved its portfolio to include key products and services for women’s health, fertility and genetic testing. Our global in-vitro fertilization (IVF) segment, ORIGIO, and our groundbreaking offering from the pioneers of genetic testing, Recombine/Reprogenetics/Genesis Genetics, complement our dynamic women’s health care offering.

CooperSurgical, Inc. is a wholly owned subsidiary of The Cooper Companies (NYSE: COO) and is headquartered in Trumbull, CT. Through the delivery of insightful technologies and products to health care providers, we envision a world with healthier babies, individuals, and families. More information can be found at www.coopersurgical.com.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2016 Guidance and all statements regarding the acquisition of Smiths Medical’s Wallace including Wallace’s financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and Wallace’s future expenses, sales and earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.

Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, including the adverse economic impact and related uncertainty caused by the United Kingdom’s election to withdraw from the European Union; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies that would decrease our revenues and earnings; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of the Wallace acquisition or other acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); Our indebtedness could adversely affect our financial health, prevent us from fulfilling our debt obligations or limit our ability to borrow additional funds; a major disruption in the operations of our manufacturing, research and development or distribution facilities, due to technological problems, including any related to our information systems maintenance, enhancements, or new system deployments and integrations, integration of acquisitions, natural disasters, excess or constrained manufacturing capacity, or other causes; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing tax laws, regulations and enforcement guidance, which affect the medical device and healthcare industries generally; compliance costs and potential liability in connection with U.S. and foreign healthcare regulations and federal and state laws pertaining to privacy and security of health information, including product recalls, warning letters, and data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; changes in tax laws or their interpretation and changes in statutory tax rates; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies; reduced sales, loss of customers and costs and expenses related to recalls; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, as such Risk Factors may be updated in quarterly filings.

We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

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